EXHIBIT 5.1

Mayer Brown LLP
700 Louisiana Street
Suite 3400
Houston, Texas 77002-2730
June 1, 2016
Main Tel +1 713 238 3000
Main Fax +1 713 238 4888
www.mayerbrown.com

Caesars Entertainment Corporation
One Caesars Palace Drive
Las Vegas, NV 89109
Ladies and Gentlemen:
We have acted as special counsel to Caesars Entertainment Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 7,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), that are reserved for issuance under the Caesars Entertainment Corporation 2012 Performance Incentive Plan (as amended, the “Equity Plan”).
In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;

2.	the Equity Plan and the forms of award agreements (collectively, the “Plan Agreements”) relating to the awards to acquire Shares granted under the Equity Plan;

3.	the Second Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 3.1 to the Company’s Registration Statement; and

4.	the Amended Bylaws of the Company, included as Exhibit 3.2 to the Company’s Registration Statement.
In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America,
Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

Caesars Entertainment Corporation
June 1, 2016

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when issued in accordance with the terms of the Equity Plan and any applicable Plan Agreement under the Equity Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,
/s/ Mayer Brown LLP